Exhibit 10.1

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

between

CHURCHILL MRA FUNDING I LLC,
as Buyer

and

SACHEM CAPITAL CORP.,

as Seller

Dated as of July 21, 2021

TABLE OF CONTENTS

Page

1.	Applicability	1
2.	Definitions	1
3.	Program; Initiation of Transactions	19
4.	Repurchase	20
5.	Price Differential	21
6.	Margin Maintenance	21
7.	Income Payments	22
8.	Payment and Transfer	24
9.	Conditions Precedent	24
10.	Program; Costs; Taxes	28
11.	Servicing	31
12.	Representations and Warranties	32
13.	Covenants	37
14.	Events of Default	43
15.	Remedies and Procedural Requirements Upon Default	45
16.	Reports	47
17.	Financings and Repurchase Transactions	49
18.	Single Agreement	49
19.	Notices and Other Communications	50
20.	Entire Agreement; Severability	50
21.	Non-Assignability	50
22.	Set-off	51
23.	Binding Effect; Governing Law; Jurisdiction	52
24.	No Express or Implied Waivers; Amendments and Modifications, Etc.	53
25.	Intent	53
26.	Power of Attorney	54
27.	Buyer May Act Through Affiliates	54
28.	Indemnification; Obligations	54
29.	Counterparts	55
30.	Confidentiality	55
31.	Periodic Due Diligence Review	56
32.	Authorizations	57
33.	Documents Mutually Drafted	57
34.	Security Interest	57
35.	Further Assurances	57
36.	Physical Possession of Records and Files relating to the Purchased Assets	57
37.	Conflicts	57
38.	Effect of Benchmark Transition Event	58

SCHEDULES

Schedule 1 – Representations and Warranties with Respect to Purchased Mortgage Loans

Schedule 2 – Authorized Representatives

EXHIBITS

Exhibit A – Officer’s Compliance Certificate

Exhibit B – Form of Power of Attorney

Exhibit C – Approved Originators

THIS MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of July 21, 2021, is made by and between sachem capital corp., a New York corporation (“Seller”), and CHURCHILL MRA FUNDING I LLC, a Delaware limited liability company (“Buyer”).

1.                  Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to sell all right, title and interest (including, without limitation, the Servicing Rights (as hereinafter defined)) in and to the Mortgage Loans (as hereinafter defined) to Buyer in exchange for the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain, in exchange for the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement. All sales of Mortgage Loans from Seller to Buyer will be on a servicing-released basis.

2.                  Definitions

a.       Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Acceptable State” means any state in the United States acceptable to Buyer in which an Approved Originator is licensed or otherwise has obtained all necessary approvals, if required, to originate Mortgage Loans.

“Accepted Servicing Practices” means, with respect to any Purchased Asset, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same or similar type as such Purchased Asset in the jurisdiction where the related Mortgaged Property is located, and in all material respects in compliance with any applicable Requirements of Law and in a manner at least equal in quality to the servicing that such Person provides to mortgage loans that it (a) owns in its portfolio, (b) otherwise services for its Affiliates, or (c) otherwise services for third parties, whichever standard of clauses (a), (b) or (c) is greater, as applicable, with a view to maximizing the net present value of such Purchased Asset and any recovery thereon, exercising its reasonable business judgment at the time taking into account the existing facts and circumstances known to such Person at such time.

“Act of Insolvency” means, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief which is not stayed, discharged or dismissed within sixty (60) days; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such Person in a legal proceeding of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any Person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or to curtail its authority in the conduct of the business of such Person.

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“Additional Covenants and Conditions” means any covenant set forth in Section 2 of the Pricing Side Letter.

“Advance Fee” has the meaning set forth in the Pricing Side Letter.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person as such term is defined in the Bankruptcy Code.

“After Rehabilitation Value” means, with respect to each Mortgage Loan, the expected value of a Mortgaged Property as determined by Buyer in its reasonable discretion upon the completion of any renovations or other rehabilitation after consideration of any Broker Price Opinion Value or Evaluation/Appraisal Value, as applicable, provided by Seller.

“Aggregate Purchase Price” means, as of any date of determination, the aggregate outstanding Purchase Price of all Purchased Assets subject to a Transaction.

“Agreement” means, collectively, this Master Repurchase Agreement and Securities Contract, and each Schedule and Exhibit hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means U.S. Foreign Corrupt Practices Act, as amended, and any other law applicable to Seller, Buyer or any of their Affiliates that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which Seller or Buyer is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” has the meaning set forth in the Pricing Side Letter for such term.

“Approved Originator” means each of the originators listed on Exhibit C attached hereto, which schedule may be updated from time to time by Seller upon written consent of Buyer in its sole discretion.

“As-Is Value” means, with respect to each Mortgage Loan, an amount equal to the lesser of (a) the Evaluation/Appraisal Value of the related Mortgaged Property at origination or (b) if the related Mortgaged Property was purchased within twelve (12) months of the Origination Date of such Mortgage Loan, the purchase price of the related Mortgaged Property.

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“Asset Detail and Exception Report” has the meaning set forth in the Custodial Agreement.

“Asset Margin Base” has the meaning set forth in the Pricing Side Letter.

“Asset Tape” means a data file comprised of origination and servicing information related to each Purchased Mortgage Loan, including, without limitation, specific information reasonably requested by Buyer.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale and transfer of the Mortgage.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of a Pricing Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bank” means Signature Bank and its successors and assigns.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Benchmark” means, initially, LIBOR; provided, that if a replacement of the Benchmark has occurred pursuant to Section 38, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1)	for purposes of Section 38(a), the first alternative set forth in the order below that can be determined by Buyer on the applicable Benchmark Replacement Date:

(a)	the sum of: (i) Term SOFR and (ii) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, or

(b)	the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) above;

provided, that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Buyer determines that Term SOFR has become available and is administratively feasible for Buyer in its sole discretion, and Buyer notifies Seller of such availability, then from and after the relevant payment date or payment period for the Price Differential calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

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(2)	for purposes of Section 38(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been reasonably selected by Buyer as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities similar to this Agreement at such time, in each case, with a view to maintaining reasonable equivalency of the Pricing Period prior to the Benchmark Transition Event and the interest rate following the replacement of LIBOR with the Benchmark Replacement; provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Program Agreements.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Buyer.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Period,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Program Agreements), in each case, with a view to maintaining reasonable equivalency of the Pricing Period prior to the Benchmark Transition Event and the interest rate following the replacement of LIBOR with the Benchmark Replacement.

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

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“Broker Price Opinion” means a written report, received from a licensed real estate agent or other home valuation expert, in either case, acceptable to Buyer in its commercially reasonable discretion, providing such agent’s or expert’s opinion of the value of a Mortgaged Property.

“Broker Price Opinion Value” means the value set forth in a Broker Price Opinion as the then-current value of the related Mortgaged Property, which value shall be acceptable to Buyer in its reasonable discretion.

“Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian or the Bank is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Change in Control” means:

(A)             John L. Villano shall cease to be the Chief Executive Officer of Seller and a replacement Chief Executive Officer has not be been selected and approved by Buyer, which approval shall not be unreasonably withheld, conditioned or delayed, within one-hundred twenty (120) days from the date John L. Villano is no longer Chief Executive Officer of Seller;

(B)              the sale, transfer, or other disposition of all or an amount equivalent to 25% or more of Seller’s assets (excluding any such action taken in connection with any securitization, collateral pledge, mortgage servicing rights sale or whole loan transaction); or

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(C)              the consummation of a merger or consolidation of Seller with or into another non-Affiliated entity or any other corporate reorganization, if more than 49% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or its Affiliates immediately prior to such merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Documents” means the documents in the Mortgage File delivered to the Custodian.

“Collection Account” means the account established at Bank, by and in the name of Buyer, into which all Income shall be deposited.

“Combined Loan-to-Value Ratio” or “CLTV” means, with respect to any Purchased Mortgage Loan, the ratio of (i)(a) the original outstanding principal amount of the Purchased Mortgage Loan (excluding the portion of such Purchased Mortgage Loan attributable to rehabilitation or renovation costs and expenses), plus (b) the unpaid principal balance of any subordinate mortgage loan or loans related to such Purchased Mortgage Loan that are secured by the related Mortgaged Property, to (ii) the As-Is Value of the related Mortgaged Property.

“Construction Escrow Mortgage Loan” means a Purchased Mortgage Loan with respect to which certain escrows or holdbacks are made in connection with the origination of the related Mortgage Loan and are advanced in increments as certain benchmarks of rehabilitation work by the related Mortgagor of the related Mortgaged Property securing such Purchased Mortgage Loan are completed in accordance with the terms of the Loan Documents (to the extent that the terms of the Loan Documents provide for such escrows or holdbacks).

“Custodial Agreement” means the custodial agreement dated as of the Effective Date, among Buyer, Seller and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” means U.S. Bank National Association and its successors and permitted assigns, or such other party specified by Buyer.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided, that, if Buyer decides that any such convention is not administratively feasible, then Buyer may establish another convention in its reasonable discretion.

“Default” means any event which, with the (i) giving of notice, (ii) passage of time, (iii) failure to cure or (iv) any combination of the foregoing clauses (i) – (iii), would constitute an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

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“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided by Buyer to Seller.

“Early Opt-in Election” means the occurrence of:

(1) a determination by Buyer that mortgage loan financing facilities similar to this facility, currently being executed, or that include language similar to that contained in Section 38, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; and

(2) the election by Buyer to replace LIBOR with a Benchmark Replacement and the provision by Buyer of written notice of such election to Seller.

“Early Repurchase Date” has the meaning specified in Section 4(b) hereof.

“Effective Date” means July 21, 2021.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Errors and Omissions Insurance Policy” means an errors and omissions insurance policy to be maintained by or on behalf of Seller pursuant to Section 13(e).

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts, if any, constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Evaluation/Appraisal” means an evaluation or an appraisal made, in either case, by an Evaluation/Appraisal Vendor which, in either case, satisfies the applicable requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, all as in effect on the Origination Date of the Mortgage Loan.

“Evaluation/Appraisal Value” means the “as-is” value set forth in an Evaluation/Appraisal in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, which value shall be acceptable to Buyer in its reasonable discretion.

“Evaluation/Appraisal Vendor” means the author of the evaluation or appraisal constituting an Evaluation/Appraisal.

“Event of Default” has the meaning specified in Section 14 hereof.

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“Excess Funds” has the meaning specified in Section 7(g) hereof.

“Facility Monthly Payment” means an amount due from Seller to Buyer on each Remittance Date equal to the accrued and unpaid Price Differential with respect to all Mortgage Loans then subject to Transactions and other amounts owed by Seller to Buyer (including, without limitation, any unpaid or outstanding Advance Fees or Special Servicing Fees), as specified in Section 7(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together in each case with any current or future regulations, guidance or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any U.S. or non-U.S. law, agreement, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such Sections of the Code or analogous provisions of non-U.S. law.

“Fidelity Bond” means a fidelity bond to be maintained by or on behalf of Seller pursuant to Section 13(e).

“Floor” has the meaning set forth in the Pricing Side Letter.

“Funding Period” means the period during which Buyer may enter into Transactions in accordance with the terms and conditions of this Agreement, which period shall commence on the Effective Date and end on the date that is one-hundred eighty (180) days following written notice from Buyer to Seller in accordance with Section 4(e).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“Governing Documents” means, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, memorandum and articles of association, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents, together with any amendments, restatement or supplements thereto.

“Governmental Authority” means, with respect to any Person, (a) any (i) nation or government, (ii) state or local or other political subdivision thereof, (iii) central bank or similar monetary or regulatory authority, (iv) person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, or (v) court or arbitrator having jurisdiction over such Person, its Affiliates (other than with respect to Seller) or its assets or properties, (b) any stock exchange on which shares of stock of such Person are listed or admitted for trading, (c) any accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (d) any supra-national body such as the European Union or the European Central Bank.

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“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, or (b) a “high cost,” “threshold,” “covered,” “abusive,” “high risk” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“Income” means with respect to any Purchased Mortgage Loan at any time until repurchased by Seller, any principal received thereon or in respect thereof and all interest, fees, proceeds, dividends or other distributions thereon, all Liquidation Proceeds, all other income, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of the related Mortgaged Properties, including all proceeds received upon the securitization, liquidation, foreclosure, short sale or other disposition of any such Mortgaged Properties, transfer fees, make whole fees, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, and all other “proceeds” as defined in Section 9-102(a)(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

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“LIBOR” means, with respect to each day any Transaction is outstanding, the rate determined by Buyer on the basis of the offered rate for three-month U.S. dollar deposits, as such rate appears on Bloomberg Screen US0003M Page as of 11:00 a.m. (London time) on such date (rounded up to the nearest 1/100 of 1%); provided, that, if such rate does not appear on Bloomberg Screen US0003M Page, the rate for such date will be the rate determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyer in its sole discretion and communicated to Seller. Notwithstanding anything to the contrary herein, Buyer shall have the option in its sole discretion, to re-set LIBOR on a daily basis. Notwithstanding anything herein to the contrary, LIBOR shall not be less than the Floor.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Liquidation Proceeds” means all amounts paid in respect of any disposition of a Mortgaged Property, whether by sale, securitization, liquidation, assignment or otherwise, net of reasonable direct costs and expenses incurred by Seller in connection with such disposition, which costs and expenses shall be documented and provided to Buyer upon the reasonable request of Buyer.

“Loan Agreement” means each loan agreement entered into between Seller (as the initial lender thereunder or by way of assignment from the applicable originator) and a Mortgagor from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Amount” means the maximum amount permitted to be advanced by Seller to a Mortgagor under the terms of the related Loan Agreement.

“Loan Documents” means, with respect to a Purchased Mortgage Loan, the related Loan Agreement and each other “loan document” (or other similar term) as such term is defined in such Loan Agreement (or any other document entered into by the related mortgagor or any sponsor thereof in connection with such Loan Agreement), all of which shall be included in the related Mortgage File to be delivered to the Custodian pursuant to the terms of the Custodial Agreement, the forms of which have been reviewed and approved by Buyer on or prior to the related Purchase Date.

“Loan to Cost Ratio” or “LTC” means, with respect to any Mortgage Loan, the ratio of (a) the maximum Mortgage Note amount as reflected in the related Mortgage Note to (b) an amount equal to the sum of (i) the acquisition price for the related Mortgaged Property and (ii) the aggregate amount of all construction, rehabilitation or renovation costs incurred with respect to the related Mortgaged Property utilized in connection with the origination of such Mortgage Loan.

“Loan to Value Ratio” or “LTV” means with respect to any first lien Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan (excluding the portion of such Mortgage Loan attributable to rehabilitation or renovation costs and expenses) to the As-Is Value.

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“Margin Base” means, as of any date of determination, the aggregate Asset Margin Base of all Purchased Mortgage Loans subject to a Transaction.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Material Adverse Effect” means a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, prospects or credit quality of Seller and its subsidiaries, (b) the ability of Seller to pay and perform its respective obligations under the Program Agreements to which it is a party, (c) the validity, legality, binding effect or enforceability of any Program Agreement or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Party under any Program Agreement or the Purchased Assets, (e) the market value, liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer in its reasonable discretion, or (f) the perfection or priority of any Lien granted under any Program Agreement.

“Maximum Aggregate Purchase Price” has the meaning set forth in the Pricing Side Letter.

“Monthly Payment” means the scheduled monthly payment of interest on a Mortgage Loan.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, deed of trust, deed to secure debt, or similar instrument creating and evidencing a Lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, all documents, instruments or agreements relating to such Mortgage Loan including, without limitation, (a) all documents, instruments or agreements required by the Underwriting Guidelines or applicable Requirements of Law to be executed and/or delivered by or to the Mortgagor on the Origination Date of such Mortgage Loan, and (b) any documents, instruments, reports (including any title reports or commitments), verifications, confirmations, statements, appraisals, applications, surveys, tax returns, certifications, analyses or other records delivered to the applicable Approved Originator by the related Mortgagor or prepared by the applicable Approved Originator or an agent thereof in connection with the evaluation and underwriting of Mortgagor or the related Mortgaged Property or the evaluation and appraisal of the Mortgaged Property.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” means a fixed or adjustable-rate mortgage loan which is evidenced by a Mortgage Note where each advance thereunder is secured by a Mortgage on the related Mortgaged Property or Properties. No other type of Mortgage Loan shall be purchased by Buyer hereunder.

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“Mortgage Loan Schedule” means with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer, which provides information relating to the Purchased Mortgage Loans in a format acceptable to Buyer.

“Mortgage Note” means the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan on a form reasonably acceptable to Buyer, which Mortgage Note is secured by a Mortgage on the related Mortgaged Property or Properties.

“Mortgaged Property” means each real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Negative Amortization” means the portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Remittance Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer and/or Custodian pursuant to the Program Agreements.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Compliance Certificate” means a certificate of a corporate officer of Seller in the form of Exhibit A hereto.

“Origination Date” means the date on which the Mortgage Note and Loan Documents with respect to a Mortgage Loan were executed and delivered.

“Other Rate Early Opt-In” means the election by Buyer to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 38(b) and paragraph (2) of the definition of “Benchmark Replacement”.

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“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Permitted Delinquent Taxes” means delinquent real property taxes that (A) are not yet delinquent by more than thirty (30) days, and (B) for which no proceedings have been commenced to foreclose the related Lien.

“Permitted Encumbrances” means (a) the Lien of current real property taxes and assessments not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan; (c) other matters to which like properties are commonly subject which do not materially and adversely interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (d) Permitted Delinquent Taxes.

“Permitted Modification” means any amendment or waiver of, or modification or supplement to, a Mortgage Note or the related Loan Documents governing a Mortgage Loan (a) executed or effected on or after the Purchase Date for such Mortgage Loan associated with the day-to-day administration of the Mortgage Loan, the correction of clerical errors, the extension of maturity date up to three-hundred sixty-five (365) days (or other extension permitted by the related Loan Documents), the waiver of default interest or late fees, advances to the extent permitted under the Mortgage Loan, the waiver of covenants or conditions which do not materially impact Mortgagor’s ability to satisfy the Mortgage obligations, and modification of notice address, or (b) as otherwise approved by Buyer in its reasonable discretion.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Post Default Rate” means an annual rate of interest equal to the lesser of (a) the Benchmark plus 12%, and (b) the maximum amount permitted by law.

“Price Differential” means for any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the applicable Pricing Rate in effect for the Purchased Mortgage Loans subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Mortgage Loans subject to such Transaction, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Period” means (a) in the case of the first Remittance Date, the period commencing on and including the initial Purchase Date through (and including) such Remittance Date, and (b) in the case of any subsequent Remittance Date, the period beginning on and including the day immediately following the immediately preceding Remittance Date and ending on the next occurring Remittance Date; provided, that no Pricing Period for any Transaction shall end after the Repurchase Date.

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“Pricing Rate” means a rate per annum equal to the sum of (x) the greater of (A) the Floor and (B) the annual rate equal to the Benchmark for such Pricing Period, plus (y) the Applicable Margin; provided, however, upon the occurrence and during the continuance of an Event of Default, the Pricing Rate shall be the Post Default Rate.

“Pricing Rate Reset Date” means (a) in the case of the first Pricing Period for any Transaction, the Purchase Date for such Transaction, and (b) in the case of any subsequent Pricing Period, the date that is two (2) Business Days prior to the related Remittance Date for the immediately preceding Pricing Period.

“Pricing Side Letter” means that certain Pricing Side Letter, dated as of the Effective Date, between Buyer and Seller, as the same may, from time to time thereafter, be amended, restated, supplemented or otherwise modified.

“Program Agreements” means, collectively, this Agreement, each Servicer Notice and Agreement, the Custodial Agreement, the Pricing Side Letter and any other agreements entered into in connection herewith between Buyer and Seller and/or its Affiliates.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, with respect to each Transaction, the date on which Purchased Mortgage Loans are sold by Seller to Buyer hereunder or any additional advance is made by Buyer (in Buyer’s sole and absolute discretion) in connection with an additional advance by Seller under any such Purchased Mortgage Loan in accordance with the terms of this Agreement.

“Purchase Price” means, with respect to each Purchased Mortgage Loan, the amount paid by Buyer to Seller for such Purchased Mortgage Loan in connection with the related Transaction, which amount shall be set forth in the related Transaction Request. As used herein, the “outstanding” Purchase Price with respect to any Purchased Mortgage Loan means the Purchase Price thereof, as may be (a) reduced by payments received by Buyer pursuant to the terms hereof, including pursuant to Sections 6 and 7, or (b) increased pursuant to the terms of Section 3(d).

“Purchased Assets” means the Purchased Mortgage Loans, the Records, and all related Servicing Rights with respect to the Purchased Mortgage Loans, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance covering the related Mortgaged Property for a Purchased Mortgage Loan, hazard insurance covering the related Mortgaged Property for a Purchased Mortgage Loan, Income, all amounts in the Collection Account and the Collection Account itself, all accounts (including any interest of Seller in any reserve or escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, including all rights to receive from any third party or take delivery of any Records or other documents which constitute part of a Mortgage File, and any proceeds and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created, wherever located.

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“Purchased Mortgage Loans” means the collective reference to Mortgage Loans sold by Seller to Buyer in a Transaction hereunder, listed on the related Mortgage Loan Schedule attached to the related Transaction Request, the Collateral Documents with respect to which the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages and the Mortgage Files related to the Purchased Mortgage Loan, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Refurbishment Loan Amounts” means, with respect to any Construction Escrow Mortgage Loan, any escrows or holdbacks made in connection with the origination of the related Purchased Mortgage Loan and advanced in increments as certain benchmarks of rehabilitation work by the related Mortgagor of the related Mortgaged Property securing such Purchased Mortgage Loan are completed in accordance with the terms of the Loan Documents (to the extent that the terms of the Loan Documents provide for such escrows or holdbacks).

“Related Credit Enhancement” has the meaning specified in Section 34 hereof.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remittance Date” has the meaning set forth in the Pricing Side Letter.

“Remittance Report” means a report containing servicing payment information, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the immediately prior month or months (or any portion thereof), as applicable, including, without limitation, those fields acceptable to Buyer, on a loan-by-loan basis and in the aggregate.

“Reporting Date” has the meaning set forth in the Pricing Side Letter.

“Repurchase Date” means the date occurring on the earliest of (a) the Termination Date, (b) the date determined by application of Section 15, (c) any other date communicated by Buyer to Seller in connection with the Asset Margin Base of such Purchased Mortgage Loan being reduced to zero, (d) the date determined pursuant to Section 4 hereof or (e) any other date on which Seller repurchases Purchased Assets pursuant to the terms of this Agreement.

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“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Buyer to Seller upon termination of a Transaction, on the Repurchase Date or at any other time specified in this Agreement, which will be determined in each case as the sum of the outstanding Purchase Price for such Purchased Mortgage Loans and the accrued but unpaid Price Differential as of the date of such determination and any fees and expenses charged by Buyer and payable by Seller as set forth in the Pricing Side Letter (including any custodial fees) with respect to such Purchased Mortgage Loans, less, without duplication and for clarity, any Margin Deficit amounts paid by Seller pursuant to Section 6.

“Required Insurance Amount” has the meaning set forth in the Pricing Side Letter.

“Requirements of Law” means, with respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all existing laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including environmental laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Federal Reserve Board, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Responsible Officer” means as to any Person, (a) the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; and (b) such other officers or other representative of such Person as may be selected by Seller with notice to Buyer in writing.

“Sanction” or “Sanctions” means, individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; or (b) any other governmental authority with jurisdiction over Seller or any of its Affiliates.

“Sanctioned Target” means any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller’s Operating Account” means the operating account identified in the Pricing Side Letter and established in the name of Seller into which Buyer will remit the Purchase Price in accordance with Section 3(c).

“Servicer” has the meaning set forth in the Pricing Side Letter.

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“Servicer Notice and Agreement” means each servicer notice or letter agreement, executed by Buyer, Seller and a Servicer, in form and substance acceptable to Buyer in all respects.

“Servicing Agreement” means any servicing agreement or sub-servicing agreement entered into by Seller and a Servicer with respect to any Purchased Asset.

“Servicing Rights” means, with respect to the Mortgage Loans, all right, title and interest in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Mortgage Loans and any REO properties, (b) amounts received by any Person for servicing the Mortgage Loans and REO properties, (c) late fees, penalties or similar payments with respect to the Mortgage Loans and REO properties, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Mortgage Loans and REO properties, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Mortgage Loans and REO properties, if any, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Mortgage Loans and REO properties, and (g) accounts and other rights to payment related to the Mortgage Loans and REO properties.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“SOFR Early Opt-in” means the election by Buyer to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 38(a) and paragraph (1) of the definition of “Benchmark Replacement”.

“Special Servicing Fee” has the meaning set forth in the Pricing Side Letter.

“Term SOFR” means for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earliest to occur of (a) the date that Buyer has declared an Event of Default pursuant to Section 15(a) hereof (or a date on which an Event of Default as described in Section 14(d) has occurred), (b) any date on which the Funding Period has expired and no Transactions are then outstanding and (c) six (6) months from the date on which the Funding Period has expired.

“Transaction” has the meaning set forth in Section 1 hereof.

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“Transaction Request” means a request from Seller to Buyer, in a form acceptable to Buyer in its sole discretion, to enter into a Transaction or to request Excess Funds.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt and certification in the form attached as an exhibit to the Custodial Agreement.

“Underwriting Guidelines” means the standards, procedures and guidelines of Seller for originating or acquiring Mortgage Loans, or Seller approved originator guidelines, in either case, which are set forth in the written policies and procedures of Seller or the related Approved Originators, which have previously been provided to Buyer and such other guidelines as are identified and approved in writing by Buyer, which approval will not be unreasonably withheld, conditioned or delayed. Seller shall provide updated Seller guidelines and/or Approved Originator guidelines to Buyer and Buyer shall approve (acting reasonably) such updated guidelines prior to entering into Transactions under such updated guidelines.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 10(g)(ii)(b) hereof.

b.      Headings are for convenience only and do not affect interpretation. The singular includes the plural and conversely. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule or Exhibit is, unless otherwise specified, a reference to a Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all subsidiaries. If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Program Agreement, Seller and Buyer shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Seller shall provide to Buyer a written reconciliation in form and substance satisfactory to Buyer, between calculations of such covenant made before and after giving effect to such change in GAAP. Any definition of or reference to any agreement (including any Program Agreement), instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, supplemented, modified and/or restated from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Program Agreement) and shall include all exhibits, schedules, annexes and other attachments thereto. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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3.                  Program; Initiation of Transactions

a.       From time to time during the Funding Period, in the sole discretion of Buyer, Buyer may purchase from Seller all right, title and interest in and to certain Mortgage Loans (including the related Servicing Rights). The Mortgage Loans shall be sold on a servicing-released basis. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that (i) Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement and (ii) with respect to any Purchased Mortgage Loan for which less than the full principal amount has been funded by Seller as of the Purchase Date therefor, Buyer’s agreement to enter into a Transaction with respect to such Purchased Mortgage Loan on such Purchase Date shall in no way obligate Buyer to make any additional advance with respect thereto unless Buyer agrees, in its sole and absolute discretion, to make such additional advance in accordance with this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Servicer on behalf of Buyer. No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction; (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Termination Date; or (iii) after giving effect to such Transaction, the Aggregate Purchase Price then outstanding would exceed the Maximum Aggregate Purchase Price.

b.      With respect to each Transaction, Seller shall provide notice of a proposed sale and comply with the applicable procedures set forth in this Agreement. Following receipt of such request, Buyer may enter into such requested Transaction or may notify Seller of its intention not to enter into such Transaction for any reason.

In the event that Seller requires the return of any Collateral Documents, upon its execution of a release pursuant to the terms of the Custodial Agreement, Buyer may authorize the Custodian to deliver any Collateral Documents to Seller for correction pursuant to the terms of the Custodial Agreement. Seller shall be fully liable for actual damages due to any failure or delay by Seller in the return or handling of any documents delivered to Seller in accordance with the terms of such release.

c.       Upon the satisfaction of the applicable conditions precedent set forth in Section 9 hereof, all of Seller’s right, title and interest in the Purchased Assets shall pass to Buyer on the Purchase Date, upon the transfer of the Purchase Price to Seller. The Purchased Assets shall be sold by Seller to Buyer on a servicing-released basis. Upon transfer of the Purchased Mortgage Loans to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Section 4 or 15 of this Agreement, ownership of each Purchased Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Buyer; provided, that, prior to the recordation by the Custodian as provided for in the Custodial Agreement, record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Mortgage Loans.

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d.      In connection with the release of any Refurbishment Loan Amount, Buyer may, in its sole discretion, agree to increase the Purchase Price with respect to the related Purchased Mortgage Loan upon receipt of the related evidence required under Section 9(c) and satisfaction of the applicable conditions precedent in Section 9(b).

4.                  Repurchase

a.       Seller shall repurchase the applicable Purchased Mortgage Loans from Buyer on each related Repurchase Date at the related Repurchase Price. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Repurchase Date with any excess remitted to Seller unless a Default or Event of Default has occurred). Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Buyer or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b.      Seller may terminate any Transaction with respect to any or all Purchased Mortgage Loans and repurchase such Purchased Mortgage Loans (or all Purchased Mortgage Loans) on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a)  Seller notifies Buyer at least two (2) Business Days before the proposed Early Repurchase Date identifying the Purchased Mortgage Loan(s) to be repurchased and Seller’s calculation of the Repurchase Price thereof, (b) contemporaneously with such termination, Seller pays to Buyer via the Collection Account the related Repurchase Price in full, (c) unless Seller is repurchasing all Purchased Mortgage Loans, Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit or Event of Default exists or would exist as a result of such repurchase, (d) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 10(b) hereof, and (e) Seller thereafter complies with Section 4(c) hereof. Such early terminations and repurchases shall be limited to three (3) occurrences in any calendar week.

c.       With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller shall promptly (and in any event within one (1) Business Day) provide Buyer with a copy of a report from Servicer indicating that such Purchased Mortgage Loan has been paid in full, and promptly remit to the Collection Account the positive difference (if any) of the Repurchase Price due with respect to such Purchased Mortgage Loan over the prepayment amount remitted to the Collection Account pursuant to Section 7(d).

d.      Unless a Default or Event of Default has occurred and is continuing, upon Buyer receiving the related Repurchase Price in connection with the repurchase of a Purchased Mortgage Loan, Buyer agrees to release any interest (including its ownership interest and any security interest) hereunder in such Purchased Mortgage Loan. Upon repurchase of all Purchased Mortgage Loans and the payment in full of all of the Obligations (other than unmatured indemnification Obligations), Seller may elect to terminate this Agreement without prepayment premium, fee or penalty, and Buyer shall deliver to Seller termination statements and other documents necessary or appropriate to evidence the termination of any Liens securing payment of the Obligations, all at the expense of Seller.

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e.       Buyer may, in its sole and absolute discretion, initiate the termination of the Funding Period by delivering one hundred eighty (180) days’ prior written notice of the termination of the Funding Period to Seller.

5.                  Price Differential

Notwithstanding that Buyer and Seller intend that the Transactions hereunder be a sale to Buyer of the Purchased Mortgage Loans, Seller shall pay to Buyer the accrued value of the Price Differential on each Remittance Date. The Pricing Rate shall be reset on each Pricing Rate Reset Date.

6.                  Margin Maintenance

a.       Mortgaged Property Valuation:

(i)                 On or prior to the Purchase Date for each Purchased Mortgage Loan, Seller shall provide Buyer with an “as-is” Broker Price Opinion or Evaluation/Appraisal with respect to the related Mortgaged Property and the As-Is Value, After Rehabilitation Value and Refurbishment Loan Amounts (including the budget and supporting documentation with respect to such Refurbishment Loan Amounts), as applicable, for each Purchased Mortgage Loan.

(ii)              With respect to each Purchased Mortgage Loan that has been subject to a Transaction for more than three hundred and sixty-five (365) days from its related Purchase Date, Seller shall provide a new Broker Price Opinion to be conducted by a vendor approved by Buyer and at Seller’s expense, whereupon the related Broker Price Opinion Value shall be evaluated by Buyer to determine the Asset Margin Base of such Purchased Mortgage Loan.

If on any date the Aggregate Purchase Price of all Purchased Mortgage Loans is greater than the Margin Base of all Purchased Mortgage Loans (such difference, a “Margin Deficit”), then Buyer may, by notice to Seller, require Seller to transfer to Buyer cash, or, if no Event of Default has occurred and is continuing, at Seller’s option with Buyer’s consent, which may be withheld in Buyer’s reasonable discretion, additional Mortgage Loans the characteristics of which meet all applicable Buyer eligibility requirements then-applicable to Purchased Mortgage Loans, in accordance with the timing set forth in Section 6(b), so that the cash and Margin Base of all Purchased Mortgage Loans will thereupon equal or exceed the Aggregate Purchase Price thereof (such requirement upon such notice, a “Margin Call”).

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b.      Notice delivered pursuant to Section 6(a) may be given by any written or electronic means. Any notice given shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the fifth (5th) Business Day immediately succeeding such notice. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller. Any late payments related to Seller’s failure to pay a Margin Deficit shall accrue interest at the Post Default Rate.

c.       In the event that a Margin Deficit exists, Buyer shall retain any funds received by it to which Seller would otherwise have been entitled hereunder and shall be applied by Buyer to satisfy such Margin Deficit prior to any remittances to Seller pursuant to Section 7(b). Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

d.      In the event Seller makes a payment hereunder to satisfy a Margin Deficit with respect to a particular Mortgage Loan pursuant to this Section 6, Buyer shall apply such amounts to the Repurchase Price for such Mortgage Loan and such amount shall reduce the Price Differential calculated with respect to such Mortgage Loan. In the event that Seller makes a payment hereunder to satisfy a Margin Deficit with respect to all Purchased Mortgage Loans pursuant to Section 6, Buyer shall apply such amounts to the Repurchase Price for all Purchased Mortgage Loans (pro-rata based on the outstanding principal balances thereof) and such amounts shall reduce the Price Differential calculated with respect to all Purchased Mortgage Loans.

7.                  Income Payments

a.       If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be collected by Seller in the ordinary course of business and deposited in the Collection Account by either Seller or Servicer in accordance with Section 7(d) hereof.

b.      Amounts deposited in the Collection Account or otherwise relating to the Purchased Mortgage Loans, including those payments contemplated in Sections 6 and 7(a) above, shall be applied on each Remittance Date as follows:

First, to Buyer for the payment of the outstanding Price Differential with respect to all Purchased Mortgage Loans then due and owing by Seller under this Agreement;

Second, to Buyer for the payment of related costs and expenses and any other amounts then due and owing under this Agreement (including, without limitation, any unpaid or outstanding Advance Fees or Special Servicing Fees), including reasonable fees and expenses of Buyer’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Buyer in connection therewith;

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Third, to Buyer to reduce the outstanding Purchase Price for all Purchased Mortgage Loans by an amount sufficient to eliminate any outstanding Margin Deficit and Seller’s obligation to satisfy such Margin Deficit (without limiting Seller’s obligation to satisfy such Margin Deficit in a timely manner as required by Section 6 to the extent not otherwise satisfied);

Fourth, upon the occurrence and continuation of an Event of Default or the end of the Funding Period, to Buyer to reduce the outstanding Purchase Price for all Purchased Mortgage Loans;

Fifth, without duplication of payments made under clauses Second or Third above, to Buyer for the payment of any other amounts then due and owing by Seller to Buyer under any other instrument or agreement, in accordance with Section 22;

Sixth, to Custodian, on account of any accrued and unpaid indemnities, fees and expenses incurred in connection with the Program Agreements; and

Seventh, to Seller, any remainder, by remittance to Seller’s Operating Account.

c.       In the event that (i) an Event of Default has occurred and is continuing, or (ii) the Funding Period has ended, Buyer shall distribute to Seller its share of Income received with respect to each Purchased Mortgage Loan only after all Obligations under this Agreement and any other amounts then due and owing to Buyer or any of its Affiliates under any arrangement between Seller and Buyer or any of Buyer’s Affiliates have been paid in full.

d.      Seller shall (i) deposit, on or prior to the related Due Date for each Purchased Mortgage Loan, the scheduled Monthly Payment with respect to each such Purchased Mortgage Loan into the Collection Account and (ii) cause the Mortgagor with respect to each Purchased Mortgage Loan to remit any and all payments of principal with respect to each Purchased Mortgage Loan directly into the Collection Account.

e.       Notwithstanding anything to the contrary set forth herein, to the extent that any Income is not deposited in the Collection Account, upon actual knowledge of Seller or notice by Buyer to Seller of such failure, Seller shall immediately remit (or cause to be remitted) to the Collection Account all such Income received by Servicer or Seller on the Purchased Mortgage Loans. Failure by Seller or Servicer to comply with the foregoing covenant within one (1) Business Day of such knowledge or notice shall be an Event of Default.

f.        On or prior to each Remittance Date, Buyer will provide Seller notice if there are insufficient proceeds after application of the priority of payments to pay the applicable Facility Monthly Payment. To the extent that there are insufficient proceeds in the Collection Account to satisfy the Facility Monthly Payment, Seller shall pay Buyer any amounts in respect of the Facility Monthly Payment (or any shortfall) on each Remittance Date within two (2) Business Days or receipt of such notice.

g.      Prior to the termination of the Funding Period and provided no Default or Event of Default is continuing, to the extent that there are sufficient proceeds in the Collection Account as of any date of determination to satisfy the expected Facility Monthly Payment on the immediately succeeding Remittance Date (as determined by Buyer in its sole discretion), Seller may from time to time request that any such proceeds in excess of such expected Facility Monthly Payment (such funds, the “Excess Funds”) be released to Seller by submitting to Buyer a Transaction Request requesting such Excess Funds and Buyer may release the Excess Funds to Seller upon such request. Seller may request only one (1) such release of Excess Funds per week with at least three (3) Business Days’ advance notice to Buyer. Each requested amount of Excess Funds to be released pursuant to this Section 7(g) must be greater than or equal to $100,000.

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8.                  Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the Collection Account or such other account as Buyer shall specify to Seller in writing. Seller acknowledges and agrees that the Collection Account is subject to the sole dominion, control and discretion of Buyer (including, without limitation, “control” within the meaning of Section 9-104(a) of the Uniform Commercial Code), its authorized agents or designees, including the Bank at which the Collection Account is maintained, subject to the terms hereof. Each of Seller and Buyer acknowledges and agrees that the Collection Account constitutes, and shall be treated as, a “deposit account” within the meaning of Section 9-102(a)(29) of the Uniform Commercial Code. Seller acknowledges that it has no rights of withdrawal from the Collection Account. All Purchased Mortgage Loans shall be evidenced by a Trust Receipt. Any Repurchase Price received by Buyer in the Collection Account after 4:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

9.                  Conditions Precedent

a.       Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller and each other party thereto (as applicable) (except in each case to the extent that such conditions precedent are waived by Buyer in writing):

(i)                 Program Agreements. The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(ii)              Security Interest. Evidence that all other actions necessary or, in the reasonable opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Purchased Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(iii)            Governing Documents. A certificate of an officer of Seller attaching certified copies of such party’s Governing Documents and company resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary company action or governmental approvals as may be required in connection with the Program Agreements.

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(iv)             Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date which is thirty (30) days prior to the Purchase Date with respect to the initial Transaction hereunder.

(v)               Incumbency Certificate. An incumbency certificate of an authorized representative of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(vi)             Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines certified by a Responsible Officer of Seller.

(vii)          Legal Opinions. Seller shall provide such opinions from counsel to Seller as Buyer may require in its reasonable discretion, including with respect to corporate authority, enforceability, non-contravention, perfection of security interests, Investment Company Act of 1940 matters and the applicability of Bankruptcy Code safe harbors, each subject to reasonable and customary assumptions related to such opinion.

(viii)        Fees. Payment of any fees due to Buyer hereunder with respect to each Transaction including, without limitation, any Advance Fees or Special Servicing Fees.

(ix)             Account. Evidence that the Collection Account has been established.

(x)               Anti-Corruption Laws, Anti-Money Laundering Laws, Etc. Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require.

(xi)             Due Diligence Review. Buyer shall have completed, to its satisfaction, its due diligence review of Seller.

(xii)          Fidelity Bond. Seller shall have delivered evidence that Buyer has been added as an additional loss payee to Seller’s Fidelity Bond and Errors and Omissions Insurance Policy.

b.      All Transactions. Buyer’s willingness to enter into each Transaction (including without limitation the initial Transaction and any Transaction in respect of an additional advance underlying a Purchased Mortgage Loan) pursuant to this Agreement is subject to the following conditions precedent (except in each case to the extent that such conditions precedent are waived by Buyer in writing):

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(i)                 Due Diligence Review. Without limiting the generality of Section 31 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans.

(ii)              Required Documents. The Mortgage File shall have been delivered to the Custodian. Additionally, Buyer shall have determined that the related Loan Documents are reasonably acceptable to Buyer in its discretion.

(iii)            Transaction Documents. Buyer or its designee shall have received the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a)               A Transaction Request.

(b)               The related Asset Detail and Exception Report (which shall include without limitation the related Mortgage Loan Schedule), and the Trust Receipt.

(c)               Any other documents consistent with the terms of this Agreement required to be delivered by Buyer in its reasonable discretion.

(d)               Such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(iv)             No Event of Default; Margin Deficit. Immediately before such Transaction and after giving effect thereto and to the intended use of the proceeds thereof, no Default, Event of Default or Margin Deficit exists (unless the related Transaction cures the same).

(v)               Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirements of Law or in the interpretation or administration of any Requirements of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into the Transactions contemplated by this Agreement.

(vi)             Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties (excluding the representations and warranties set forth on Schedule 1, which shall relate only to the specific Mortgage Loans being purchased) made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(vii)          Fees. Payment of any fees due to Buyer hereunder with respect to such Transaction, including, without limitation, any Advance Fees or Special Servicing Fees.

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(viii)        No Material Adverse Effect. There shall not have occurred a material adverse change in the financial condition of Buyer which causes, or would be likely to cause, a material adverse effect on the current ability of Buyer to fund its obligations under this Agreement.

(ix)             Evaluation/Appraisal. Buyer shall have received an Evaluation/Appraisal to the extent required with respect to each related Mortgaged Property and such Evaluation/Appraisal shall be acceptable to Buyer in its reasonable discretion.

(x)               Instruction Letters. Seller shall have delivered a duly executed Servicer Notice and Agreement with respect to each Servicer related to the Purchased Mortgages Loans subject to such Transaction, except as waived by Buyer in writing.

(xi)             Anti-Corruption Laws and Anti-Money Laundering Laws. Buyer shall have received documentation in form and substance satisfactory to Buyer evidencing that Seller complies with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(xii)          Assignment from Seller. Buyer shall have received true and correct copies of omnibus assignment agreements with respect to each Purchased Mortgage Loan, if applicable.

(xiii)        Assignment from Approved Originator. Buyer shall have received true and correct copies of omnibus assignment agreements with respect to each Purchased Mortgage Loan, if applicable.

(xiv)         Funding Period. The Funding Period shall not have terminated.

(xv)           Maximum Aggregate Purchase Price. The Aggregate Purchase Price of all Transactions does not exceed the Maximum Aggregate Purchase Price after giving effect to such Transaction.

c.       Withdrawals with Respect to Construction Escrow Mortgage Loans. Buyer shall review each advance by Seller of any Refurbishment Loan Amount, and in connection with such advance, Buyer may, pursuant to Section 3(d), agree to increase the Purchase Price with respect to the related Purchased Mortgage Loan subject to receipt by Buyer, in its reasonable discretion, of sufficient evidence from Seller (unless waived in writing by Buyer) (i) of the related Mortgagor’s right to receive such funds pursuant to the terms of the related Loan Documents, which evidence may include, but is not limited to, (1) a completed payment voucher form or equivalent draw request form from the related Mortgagor, (2) an inspection form from a third party vendor reasonably acceptable to Buyer along with photographs of the work that has been completed, (3) copies of supporting documentation from contractors, subcontractors and vendors, (4) any lien waivers, if applicable, (5) line item waivers and/or change orders (with applicable approvals), if applicable, and (6) a disbursement spreadsheet or equivalent that includes the remaining amount of the Refurbishment Loan Amount to complete the project, and (ii) that (1) no changes, in any material respect, to the construction as initially contemplated were made without proper authorization, (2) construction completed was contemplated in initial construction project plans, in all material respects, unless otherwise approved by Buyer, (3) sufficient construction has been completed to warrant the advance and (4) timing of construction is consistent with initial projections, in all material respects, and no impediments, in any material respect, exist to the timely completion of the construction project.

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10.              Program; Costs; Taxes

a.       Seller shall reimburse Buyer for any reasonable out-of-pocket costs, including third-party due diligence costs and reasonable attorneys’ fees, actually incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans; provided, however, unless an Event of Default shall have occurred and be continuing, any such costs with respect to a single Mortgage Loan shall not exceed $10,000. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee and any other fees, costs and expenses, which may be due to Servicer in connection with the related Servicing Agreement or the Servicer Notice and Agreement. Seller shall pay the reasonable fees and expenses of Buyer’s counsel in connection with the Program Agreements. Further, Seller shall pay, or reimburse Custodian for, any shipping costs incurred by Custodian upon delivery of an invoice following the delivery by Custodian of certain Mortgage Files relating to the Purchased Mortgage Loans. Reasonable legal fees and expenses for any subsequent amendments, modifications, supplements, waivers or consents to or in respect of this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and expenses and any other ongoing fees and expenses under any other Program Agreements. Seller shall pay to Buyer, within five (5) Business Days of receipt of an invoice therefor, any and all fees and expenses owed under such invoice.

b.      If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions in an amount that Buyer deems to be material, then Seller agrees to pay to Buyer, from time to time, within thirty (30) days after written demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs.

c.       With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made with the actual, conscious knowledge of an Executive Officer, whether or not such person is listed on the certificate delivered pursuant to Section 9(a)(5) hereof. For purposes of this Agreement, “Executive Officer” shall mean John L. Villano, Nicholas Marcello, David Bienia and Jeffrey Griffin, as such list may be amended from time to time by written notice to Buyer from an Executive Officer. In each such case, Seller hereby waives the right to dispute the terms of the request or other communication given or made by or on behalf of Seller to Buyer.

d.      Notwithstanding the assignment of the Loan Documents with respect to each Purchased Mortgage Loan to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller’s rights and remedies set forth in the Loan Documents .

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e.       Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) on the following Remittance Date, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed, and otherwise indemnify Buyer for any such taxes imposed.

f.        Each party to this Agreement acknowledges that it is its intent for purposes of United States federal, state and local income and franchise taxes to treat the Transactions as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

g.                  (i) If Buyer is entitled to an exemption from or reduction of withholding tax with respect to payments made under the Program Agreements, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10(g)(ii)(a), (b) and (d)) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would be illegal, would subject Buyer to any unreimbursed cost or expense or would otherwise prejudice the legal or commercial position of Buyer.

(ii)       Without limiting the generality of the foregoing,

(a)               if Buyer is a United States Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that Buyer is exempt from U.S. federal backup withholding tax;

(b)               if Buyer is not a United States Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter when previously delivered certification expires or becomes obsolete, or otherwise upon the reasonable request of Seller), whichever of the following is applicable: (i) in the case of a Buyer that is claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments characterized as interest for U.S. tax purposes under any Program Agreement, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Program Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI (or any successor form); (iii) in the case of a Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv) to the extent a Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if Buyer is a partnership and one or more direct or indirect partners of such Buyer are claiming the portfolio interest exemption, such Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

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(c)               if Buyer is not a United States Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be reasonably requested by Seller) on or prior to the date on which Buyer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(d)               if a payment made to Buyer under any Program Agreement would be subject to U.S. federal withholding tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)       Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

h.      Each party’s obligations under Section 10(e) through (g) shall survive any assignment of rights by Buyer, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

11.              Servicing

a.       Seller, on Buyer’s behalf, shall require each Servicer to service the Purchased Mortgage Loans consistent with the degree of skill and care that such Servicer customarily uses with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. Seller shall cause each Servicer to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for Servicer to perform its servicing responsibilities and (iii) not impair the rights of Buyer in any Purchased Mortgage Loans or any payment thereunder.

b.      Seller shall cause each Servicer to hold or cause to be held any Escrow Payments collected by such Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such Escrow Payments were collected. Seller shall cause each Servicer to segregate all Income received by Servicer with respect to the Purchased Mortgage Loans and hold such Income in trust for the sole and exclusive benefit of Buyer and properly reflect Buyer’s interest in such Income in Servicer’s books and records.

c.       Seller shall cause each Servicer to comply with the requirements set forth in Section 7(d).

d.      Seller shall cause each Servicer to, prior to the first Purchase Date with respect to any Purchased Mortgage Loan serviced by such Servicer, promptly provide to Buyer a servicer notice in the form of a Servicer Notice and Agreement addressed to and agreed to by Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by Servicer of Buyer’s interest in such Purchased Mortgage Loans and Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, a default by Servicer under the Servicing Agreement or a failure of Servicer to comply with the terms of the Servicer Notice and Agreement, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto and provide such information as Buyer may request from time to time, including a reporting tape with respect to such Purchased Mortgage Loans; provided, that, prior to receipt of such notice of an Event of Default from Buyer or a default by Servicer under the Servicing Agreement or a failure of Servicer to comply with the terms of the Servicer Notice and Agreement, Servicer may follow the directions and instructions of Seller with respect to Servicer’s duties and obligations under the Servicing Agreement. Upon notice thereof to Servicer from Buyer, the Servicing Agreement and the Servicer Notice and Agreement shall together constitute a separate and distinct servicing agreement for the Purchased Mortgage Loans.

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e.       Buyer shall have the right, in accordance with the applicable Servicer Notice and Agreement, to terminate a Servicer’s right to service the Purchased Mortgage Loans under the related Servicing Agreement without payment of any penalty or termination fee. If Buyer desires to exercise such right of termination, Buyer shall provide Seller with notice thereof and Seller shall immediately terminate such Servicer’s right to service such Purchased Mortgage Loans in accordance with the terms of the related Servicing Agreement; provided, that, prior to the date of termination of the related Servicer by Seller (i) a replacement servicer reasonably acceptable to Buyer in its sole discretion is selected, (ii) a new servicing agreement with such replacement servicer is entered into and (iii) such replacement servicer enters into a Servicer Notice and Agreement acceptable to Buyer in Buyer’s sole discretion. Seller, Buyer and each Servicer shall cooperate in transferring the servicing and all Records of such Purchased Mortgage Loans to a successor servicer selected by Buyer or Seller (as applicable) in accordance with this Section.

f.        If Seller should discover that, for any reason whatsoever, a Servicer has failed to perform fully any of its obligations under the related Servicing Agreement with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer and promptly remedy any non-compliance.

g.      Seller’s rights and obligations to have the Purchased Mortgage Loans serviced by the related Servicer shall terminate on the 20th calendar day of each month (and if such day is not a Business Day, the next succeeding Business Day), unless otherwise directed in writing from Buyer to Seller prior to such date. For the avoidance of doubt, this Section 11(g) shall no longer apply to any Purchased Mortgage Loan that is repurchased in full by Seller in accordance with the provisions of this Agreement and therefore is no longer subject to a Transaction. Upon termination, the related Servicer shall transfer servicing to the designee specified by Buyer, including, without limitation, delivery of all servicing files to the designee of Buyer. The related Servicer’s delivery of servicing files shall be in accordance with Accepted Servicing Practices. Seller and the related Servicer shall have no right to select a subservicer or successor servicer. After the servicing terminates and until the servicing transfer date is established with the designee of Buyer, the related Servicer shall service the Purchased Mortgage Loans in accordance with the terms of this Agreement and for the benefit of Buyer.

12.              Representations and Warranties

a.       Seller represents and warrants to Buyer as of the date hereof and at all times that any Mortgage Loan is subject to a Transaction hereunder:

(i)                 Due Organization and Qualification. Seller is duly organized, validly existing and in good standing under the laws of the State of its organization. Seller has no trade name. Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Agreements except where any failure to obtain such a license, permit, charter, registration or approval would not cause or be likely to cause a Material Adverse Effect or impair the enforceability of any Purchased Mortgage Loan.

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(ii)              Power and Authority. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Agreements, any electronic transmissions contemplated hereunder, and to consummate the Transactions.

(iii)            Due Authorization. The execution, delivery and performance by Seller of the Program Agreements, including any electronic transmissions by Seller contemplated hereunder, been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

(iv)             Non-Contravention. None of the execution and delivery of the Program Agreements or any electronic transmissions contemplated hereunder, by Seller or the consummation of the Transactions and transactions thereunder:

a.	conflicts with, breaches or violates any provision of the Governing Documents or material agreements of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller or its properties;

b.	constitutes a material default by Seller under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller is a party or by which it or any of its properties is or may be bound or affected; or

c.	results in or requires the creation of any Lien upon or in respect of any of the assets of Seller except the Lien relating to the Program Agreements.

(v)               Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Mortgage Loans, Seller or any of its Affiliates, pending or threatened in writing, which, if decided adversely, would have a Material Adverse Effect.

(vi)             Valid and Binding Obligations. Each of the Program Agreements and any electronic transmissions contemplated hereunder, to which Seller is a party, when executed and delivered by Seller, will constitute the legal, valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(vii)          Financial Statements. The financial statements of Seller furnished to Buyer (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects and do not omit any material fact as of the date(s) thereof, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no event or circumstance that would be likely to cause a Material Adverse Effect with respect to Seller. Except as disclosed in such financial statements, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, would cause a Material Adverse Effect with respect to Seller.

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(viii)        Accuracy of Information. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Program Agreements and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the Effective Date by or on behalf of Seller to Buyer in connection with the Program Agreements and the Transactions will be true, correct and complete in all material respects, on the date as of which such information is stated or certified.

(ix)             No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any Governmental Authority, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance or consummation by Seller of this Agreement or any other Program Agreements, other than any that have heretofore been obtained, given or made.

(x)               Compliance With Law, Etc. Seller has complied in all respects with all Requirements of Law. Neither Seller nor or any Affiliate of Seller (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction received by Seller have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. The operations of Seller are, and, to the best of its knowledge, have been, conducted at all times in compliance in all material respects with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against Seller or, to the knowledge of Seller, any Affiliates of Seller.

(xi)             Solvency; Fraudulent Conveyance. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans. Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

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(xii)          Investment Company Act Compliance. Neither Seller nor any of its Affiliates is required to register as an “investment company” under the Investment Company Act.

(xiii)        Taxes. Seller has filed or caused to be filed, all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all income, franchise and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, which have become due, and except for those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller has paid, or has provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above. Seller has not entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of Seller. Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011–4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112–1 and will maintain the lists and other records required thereunder.

(xiv)         Additional Representations. With respect to each Mortgage Loan, Seller hereby makes all of the applicable representations and warranties set forth in Schedule 1 hereto as of the related Purchase Date and continuously while such Mortgage Loan is subject to a Transaction. Further, as of each Purchase Date, Seller shall be deemed to have represented and warranted in like manner that Seller has no knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Transaction Request, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller. In the event it is discovered that the circumstances with respect to any Mortgage Loan are not accurately reflected in any of the applicable representations and warranties made by Seller set forth in Schedule 1 hereto and such circumstances materially and adversely affect the value of the Mortgage Loans or the interest of Buyer in such Mortgage Loans, notwithstanding the actual knowledge or lack of knowledge of Seller, and notwithstanding that such representation and warranty is made subject to Seller’s knowledge, then such representation and warranty shall be deemed to be breached.

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(xv)           No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer and Janney Montgomery Scott, LLC, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer and Janney Montgomery Scott, LLC, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

(xvi)         ERISA. Seller does not maintain or contribute to and is not subject to any obligation or liability with respect to any plan of a type described in Section 3(3) of ERISA.

(xvii)      Other Approvals. Each Approved Originator is licensed or qualified, as required pursuant to any Requirements of Law, as a mortgage lender in the state in which the related Mortgaged Property is located, and Servicer has the facilities, procedures and experienced personnel necessary to service the Mortgage Loans in accordance with Accepted Servicing Practices.

(xviii)    Other Credit Facilities and Debts. Seller is not an obligor under any other Indebtedness (including without limitation, other credit facilities) secured by a Purchased Mortgage Loan.

(xix)         Title to Properties. Prior to the consummation of a Transaction, Seller had good and marketable title to each Purchased Mortgage Loan.

(xx)           Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Program Agreements to be observed, performed and satisfied by it.

(xxi)         Regulatory Action. Seller is not currently under investigation and no investigation by any federal, state or local government agency is threatened in writing. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could have a Material Adverse Effect.

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(xxii)      Additional Covenants and Conditions. All of the Additional Covenants and Conditions are true and correct at all times, and continue to be maintained.

(xxiii)    No Default or Material Adverse Effect. No Default or Event of Default exists. No default or event of default (however defined) exists under any Indebtedness of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Program Agreements to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no knowledge of any actual development, event or other fact that could reasonably be expected to have a Material Adverse Effect.

(xxiv)     Mortgage Loan Schedule. Each Mortgage Loan Schedule is true and correct in all material respects; each of Custodian and Buyer must be provided with notice of any changes thereto.

The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to a Transaction, as may be modified from time to time with written consent of Buyer to reflect accuracy thereof.

13.              Covenants

Seller covenants with Buyer that at all times prior to the Termination Date:

a.       Litigation. Seller shall, within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened (in writing or otherwise) or pending) or other legal or arbitrable proceedings affecting Seller or any of its Property before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than the $100,000 or in an aggregate amount greater than $250,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, would be reasonably likely to cause an Event of Default hereunder.

b.      Prohibition of Fundamental Changes. Seller shall not, without prior written consent of Buyer, enter into any transaction of merger or consolidation or amalgamation, that would result in a Change in Control, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). If Seller is a Delaware limited liability company, Seller shall not effect a “Division” into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

c.       Notification. Seller will notify Buyer (1) at least monthly on or before each Reporting Date of any repurchase requests or demands, insurance denials and indemnification requests it received, or is reasonably likely to receive, from its secondary market investors, and (2) promptly of any suspension notices or termination notices it receives, or is reasonably likely to receive, from its secondary market investors.

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d.      Servicer; Asset Tape. Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) the tenth (10th) Business Day of each month, or (c) upon the request of Buyer, Seller shall provide or cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date. Seller shall not cause the Purchased Mortgage Loans to be serviced by any servicer other than Servicer, unless otherwise directed by Buyer in writing in accordance with this Agreement.

e.       Maintenance of Fidelity Bond and Errors and Omissions Insurance. Seller shall continue to maintain, for Seller and its Affiliates (or such Affiliates shall cause to be maintained), with responsible companies, at its or their, as applicable, own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons (“Seller Employees”) acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Purchased Mortgage Loans, with respect to any claims made in connection with all or any portion of the Purchased Assets. Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the standard form of mortgage banker’s blanket bond and shall protect and insure Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of Seller Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure Seller against losses in connection with the release or satisfaction of a Purchased Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the Required Insurance Amount. Upon the request of Buyer, Seller shall cause to be delivered to Buyer a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall, to the extent commercially available, in no event be terminated or materially modified without thirty (30) days’ prior written notice to Buyer. Seller shall ensure that Buyer is added as an additional loss payee under each of the Fidelity Bond and Errors and Omissions Insurance Policy.

f.        No Adverse Claims. Seller warrants and will defend, and shall cause Servicer to defend, the right, title and interest of Buyer in and to all Purchased Mortgage Loans and the related Purchased Assets against all adverse claims and demands.

g.      Assignment. Except as permitted herein, neither Seller nor Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a Lien in or on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein; provided, that, this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements.

h.      Security Interest. Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Purchased Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will cause the Purchased Mortgage Loans or the related Purchased Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans or the related Purchased Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Purchased Assets and any Program Agreement.

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i.        Records.

(i)                 Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans and all such Records shall solely be in Seller’s, Custodian’s or Servicer’s possession, as applicable, unless Buyer otherwise approves. Except as otherwise permitted by this Agreement or the Custodial Agreement, Seller shall not take any action to direct any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Purchased Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a duly authorized individual of Custodian for any such paper, record or file. Seller or Servicer will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(ii)              For so long as Buyer has a Lien in or on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and Liens in favor of Buyer granted hereby.

(iii)            Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records at the primary office of Seller, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with a Responsible Officer of Seller and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants; provided, that no reasonable advance notice shall be required if a Default or an Event of Default has occurred and is continuing.

j.        Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

k.      Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements.

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l.        Material Change in Business. Seller shall not make any material adverse change in the nature of its business as carried on at the Effective Date.

m.    Underwriting Guidelines. In the event that Seller makes or approves any amendment or modification to the Underwriting Guidelines, Seller shall deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines at least ten (10) Business Days prior to the origination under such revised Underwriting Guidelines of any Mortgage Loan that is to become subject to a Transaction under this Agreement. Mortgage Loans originated under such revised Underwriting Guidelines shall not be eligible for Transactions under this Agreement unless such Underwriting Guidelines are approved in writing by Buyer, provided, that notwithstanding the foregoing, amendments or modifications to the Underwriting Guidelines that are ministerial in nature shall not require the approval of Buyer.

n.      Distributions. If an Event of Default has occurred and is continuing or the payment of a distribution would cause, or would be likely to cause, the violation of a financial covenant set forth in any Program Agreement, Seller shall not make any distributions with respect to any equity interests of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

o.      Applicable Law. Seller shall comply with the requirements of all Requirements of Law and orders of any Governmental Authority.

p.      Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

q.      Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in the Pricing Side Letter or change its jurisdiction of organization from the jurisdiction referred to in Section 12(a)(1) unless it shall have provided Buyer ten (10) days’ prior written notice of such change.

r.        [Reserved].

s.       Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not prohibited by the Program Agreements and is (a) in the ordinary course of Seller’s business, (b) consistent with its past practices or (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is prohibited by this Section to any Affiliate.

t.        True and Correct Information. All information, reports, exhibits, schedules, financial statements (including, without limitation, any schedules thereto) or certificates of Seller, any of its Affiliates or any of its officers furnished to Buyer hereunder and during Buyer’s diligence of Seller is and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP.

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u.      [Reserved].

v.      Loan Amount. If a Mortgagor requests an increase in the related Loan Amount under any Purchased Mortgage Loan, Seller, shall, in its sole discretion, either accept or reject the Mortgagor’s request in accordance with the Underwriting Guidelines and notify Buyer in writing of Seller’s decision. If the request for a Loan Amount increase is accepted by Seller, the increase will be effected by Seller through modification of the Purchased Mortgage Loan with the Mortgagor. Seller shall deliver to Buyer an updated Mortgage Loan Schedule reflecting the modification to the Purchased Mortgage Loan and shall deliver any modified Collateral Documents to the Custodian. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to fund any subsequent advances with respect to any Purchased Mortgage Loan, which obligations shall be retained by Seller.

w.    Material Amendments to Loan Agreement and other Loan Documents. Without the prior written consent of Buyer, Seller shall not amend or modify the terms of any Loan Agreement, Mortgage Note or any other related Loan Document related to any Purchased Mortgage Loan, other than Permitted Modifications. Unless an Event of Default has occurred and is continuing, Seller is hereby authorized by Buyer to make Permitted Modifications with respect to the Purchased Mortgage Loans in Seller’s reasonable business discretion; provided, that, Seller shall promptly provide Buyer with copies of any such amendments, modifications or waivers with respect to any Purchased Mortgage Loans and any related documents required under the Custodial Agreement or reasonably requested by Buyer.

x.      Anti-Corruption Laws and Anti-Money Laundering Laws. The proceeds of any Transaction shall not be used (to the knowledge of Seller after completing due diligence), directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Seller shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Program Agreement shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller, or to the knowledge of Seller, any Affiliate of Seller to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. With respect to any Purchased Assets that are originated by Seller, Seller shall conduct the customer identification and customer due diligence required in connection with the origination of such Purchased Asset for purposes of complying with all Anti-Money Laundering Laws and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

y.      Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available: (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller shall notify Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 13(x) or this Section 13(y).

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z.       Delivery of Financial Statements and Other Information. Seller shall deliver or cause to be delivered the following information to Buyer, as soon as available and in any event within the time periods specified:

(i)                 within forty-five (45) days after the end of each calendar quarter, (i) the unaudited balance sheets of Seller as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments), and (ii) an Officer’s Compliance Certificate;

(ii)              as soon as available and in any event within ninety (90) calendar days after the end of the calendar year, the balance sheets and the related statements of income for Seller as at the end of such fiscal year, with such balance sheets and statements of income being audited if required by Buyer but in any event prepared by a certified public accountant in accordance with GAAP, consistently applied, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said financial statements fairly present the financial condition and results of operations of Seller as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied; and

(iii)            promptly upon reasonable request by Buyer, information regarding Seller’s portfolio including information regarding current portfolio allocation, leverage, liquidity and such other information respecting the condition or operation (financial or otherwise) of Seller.

aa.   Assignments of Mortgage. At the request of Buyer, Seller shall use commercially reasonable efforts to obtain a corrected Assignment of Mortgage for any Purchased Mortgage Loan if Buyer determines in its discretion that the related Assignment of Mortgage (i) is not in recordable form, (ii) may not be acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located, or (iii) may not be sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Purchased Mortgage Loan to Buyer.

bb.  Additional Covenants and Conditions. Seller shall ensure compliance with the Additional Covenants and Conditions.

cc.   Taxes. Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

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dd.  Investment Company Act. Seller shall provide prompt notice to Buyer if Seller or any Affiliate of Seller registers as an “investment company” under the Investment Company Act.

14.              Events of Default

Each of the following, as determined by Buyer in its sole discretion, shall constitute an “Event of Default” hereunder, each of which shall be and constitute a separate and independent event or act of default:

a.       Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price on a Repurchase Date or otherwise when due, whether by acceleration or otherwise, under the terms of this Agreement, (ii) cure any Margin Deficit when due pursuant to Section 6, or (iii) make any payment of any other sum which has become due under the terms of this Agreement within three (3) days of notification to Seller that such amount is due.

b.      Cross Default.

(i)                 Seller shall be in default beyond any applicable notice or cure period under (A) any Indebtedness of Seller or of such Affiliate which default shall have occurred and be continuing and (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity thereof, or (B) any other contract or obligation to which Seller is a party which default shall have occurred and be continuing; provided, that it shall not be an Event of Default under this clause (b) if (x) such Indebtedness, disputed amount or obligation is less than $1,000,000, or (y) the provisions of the contract under which such default occurs are being contested in good faith by Seller or the parties thereto are in active negotiations to resolve any such default or dispute; or

(ii)              notwithstanding anything to the contrary in Section 14(b)(1), Seller shall be in default under any Indebtedness due to Buyer or any of Buyer’s Affiliates which default shall have occurred and be continuing.

c.       Assignment. Assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any Lien on any Purchased Mortgage Loans to any person other than Buyer.

d.      Insolvency. An Act of Insolvency shall have occurred with respect to Seller.

e.       Material Adverse Effect. Any Material Adverse Effect as determined by Buyer in its reasonable discretion, shall have occurred or any other condition shall exist which, in Buyer’s reasonable discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.

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f.        Breach of Financial Representation, Covenant or Obligation. A breach by Seller of any of the representations, warranties, covenants or obligations set forth in Sections 7(d), 7(e), 12(a)(6), 12(a)(10), 12(a)(11), 12(a)(22), 13(b), 13(m), 13(s), or 13(z) of this Agreement.

g.      Breach of Non-Financial Representation, Covenant or Obligation. A breach by Seller of any other representation, warranty, covenant or any other obligation set forth in this Agreement (and not otherwise specified in Section 14(f) above) or any other failure to perform under this Agreement susceptible to cure, if such breach is not cured within fifteen (15) days after the sooner to occur of Seller’s actual knowledge of such breach or written notice from Buyer to Seller (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Margin Base, the existence of a Margin Deficit and the obligation to repurchase the applicable Purchased Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole but good faith discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole but good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party; or (B) Buyer’s determination to enter into this Agreement or all the Transactions that have been consummated with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h.      Change in Control. The occurrence of a Change in Control without the prior written consent of Buyer.

i.        Failure to Transfer. Seller fails to transfer the Purchased Mortgage Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

j.        Judgment. A final judgment or judgments for the payment of money in an amount greater than $1,000,000 with respect to Seller that is not insured against is entered against Seller by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within forty-five (45) days from the date of entry thereof;

k.      Government Action. Any Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Program Agreements, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

l.        Inability to Perform. A Responsible Officer of Seller shall admit Seller’s inability to, or its intention not to perform any of Seller’s obligations hereunder or under any applicable Program Agreement.

m.    Security Interest. Buyer ceases for any reason to have a valid and perfected first priority security interest in the Purchased Mortgage Loans or other Purchased Assets.

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n.      Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

o.      Advances of Refurbishment Loan Amounts. Failure by Seller to make any advance of Refurbishment Loan Amounts with respect to a Purchased Mortgage Loan that it is legally obligated to fund in accordance with any applicable timeframes for making such advance of Refurbishment Loan Amounts to the related Mortgagor in the applicable Loan Documents and after giving effect to all of its rights to refuse, delay or withhold such advance (or any portion thereof) under the applicable Loan Documents, unless Seller or Servicer, as applicable, shall have notified the applicable Mortgagor that Seller is not required to make such advance.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

15.              Remedies and Procedural Requirements Upon Default

In the event that an Event of Default shall have occurred:

a.       Buyer may, at its option, declare an Event of Default to have occurred hereunder (which option shall be deemed to have occurred automatically upon the occurrence of the Event of Default set forth in Section 14(d)) and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give written notice to Seller of the exercise of such option as promptly as practicable. (For purposes of this provision, notice provided by electronic mail in accordance with Section 19 shall constitute written notice.)

b.      If Buyer exercises or is deemed to have exercised the option referred to in paragraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with paragraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer, or, to the extent not yet transferred to the Collection Account, remitted to Buyer, and, in any case, may be applied, in Buyer’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately comply with the further instructions of Buyer with respect to holding or delivering any of the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control. In addition, Buyer shall have the right to satisfy any Obligations with funds remaining in the Collection Account; provided, however, the excess of any proceeds upon satisfaction of the Obligations shall be remitted to Seller.

c.       Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans, Purchased Assets and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. Buyer shall be entitled to specific performance of all agreements of Seller contained in this Agreement.

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d.      Buyer shall have the right to direct Servicer, as servicer of any Purchased Mortgage Loans, to remit all collections thereon to Buyer to the extent that Servicer is not currently remitting to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate Servicer, as servicer of any or all Purchased Mortgage Loans, with or without cause.

e.       In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans (including, without limitation, the Servicing Rights) and liquidate all Purchased Assets. Such disposition of Purchased Mortgage Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans. The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Purchased Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would be commercially reasonable for Buyer to dispose of the Purchased Mortgage Loans or the Purchased Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or that match buyers and sellers of assets similar to the Purchased Mortgage Loans. Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for the then-prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the then-prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Purchased Assets in an amount equal to the then-current market value of the Purchased Mortgage Loans (as determined by Buyer (or an Affiliate thereof) in its commercially reasonable discretion using methodology consistent with Buyer’s determination with respect to similar portfolios) against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. Seller hereby expressly acknowledges and agrees that Buyer’s market value pricing pursuant to this Section 15(e) is a “generally recognized source” as that phrase is used in Section 559 of the Bankruptcy Code. For the avoidance of doubt, the sale and liquidation of Purchased Assets pursuant to this Section 15(d), including Seller credit in lieu of sale, shall be valued as of the date of any such sale, liquidation or Seller credit and not on the date of an Event of Default or any other date.

f.        Upon the occurrence of an Event of Default, Buyer may apply any proceeds from the liquidation of the Purchased Mortgage Loans and related Purchased Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

g.      Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal and external counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

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h.      Seller shall be liable to Buyer for the Repurchase Price related to a Transaction, and, to the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller under this paragraph shall be at a rate equal to the Post Default Rate.

i.        Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law, including, without limitation, any equitable remedies.

j.        Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in paragraph (a) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement are cumulative and not exclusive of any other rights or remedies which Buyer may have.

k.      Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Mortgage Loans and related Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

16.              Reports

a.       Notices. Seller shall furnish to Buyer (w) promptly upon receipt, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches), (x) promptly upon distribution to Seller’s lender, any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lender, (y) promptly, notice of the occurrence of any Event of Default or Default hereunder or default or breach by Seller of any obligation under any Program Agreement, and (z) the following:

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(i)                 from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request;

(ii)              as soon as reasonably practicable, notice of any of the following events:

(a)               change in the insurance coverage required of Seller or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(b)               (i) any claim, dispute, litigation, investigation, proceeding or suspension between (y) Seller and (z) any Governmental Authority or third party loan purchaser, or (ii), any claim, dispute, litigation, investigation, proceeding or suspension between (y) Seller and (z) any other Person; provided, that, solely with respect to this clause (ii), such claim, dispute, litigation, investigation, proceeding or suspension individually or in the aggregate is reasonably likely to cause a Material Adverse Effect;

(c)               any material change in accounting policies or financial reporting practices of Seller;

(d)               with respect to any Purchased Mortgage Loan, promptly upon Seller’s receipt of notice or knowledge thereof, that the value of the underlying Mortgaged Property or such Purchased Mortgage Loan has been materially and adversely affected for any reason, including without limitation damage by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

(e)               [reserved];

(f)                [reserved];

(g)               any breach of a representation or warranty set forth in Schedule 1 hereto; and

(h)               any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller, including without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests, notices or claims by third party purchasers that would likely or actually require Seller to repurchase mortgage loans or pay any amounts to such third party purchaser with respect to any sold mortgage loan.

b.      Mortgage Loan Reports. Seller will furnish to Buyer monthly electronic Purchased Mortgage Loan performance data, including, without limitation, delinquency reports, and any other periodic reports, servicing reports, data feeds or other information related to the servicing of the Purchased Assets received by Seller from the Servicer on a monthly basis at least two (2) Business Days prior to the related Remittance Date.

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c.       Asset Tape. Seller shall cause Servicer to provide to Buyer or Custodian, electronically, on a monthly basis or within two (2) Business Days following a request from Buyer, in a format mutually acceptable to Buyer and Seller, an Asset Tape.

d.      Status/Valuation of Mortgaged Properties. Seller shall provide to Buyer monthly electronic valuations of each Mortgaged Property underlying a Purchased Mortgage Loan and an update on the “for sale” status of such Mortgaged Property, each in a format mutually acceptable to Buyer and Seller.

e.       Remittance Report. Seller shall cause Servicer to provide a Remittance Report to Buyer, in an electronic format acceptable to Buyer (i) on each Reporting Date if there are collections on the Purchased Assets, and (ii) within one (1) Business Day of any of the following (A) the occurrence and continuation of an Event of Default, (B) any payment in full, or (C) the request of Buyer.

f.        Regulatory Action. Seller shall promptly provide Buyer with written notice of any investigation, commenced or threatened, by any federal, state or local government agency.

g.      Other. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

17.              Financings and Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice, subject to compliance with its standard know-your-customer practices and investigations. Upon receipt of the Repurchase Price and all fees and expenses related to any Purchased Asset, Buyer is obliged to transfer Purchased Assets to Seller pursuant to Section 4 hereof and credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof; provided, that in each instance an Event of Default shall not have occurred and be continuing. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

18.              Single Agreement

Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

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19.              Notices and Other Communications

Any and all notices (with the exception of Transaction Requests), statements, demands or other communications hereunder may be given by a party to the other by electronic mail, facsimile, messenger or otherwise to Seller’s or Buyer’s address specified on Schedule 2 attached hereto or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. Notice provided by electronic mail or facsimile shall be deemed to be given upon transmission; provided, that, an electronic notice of non-transmission is not received.

20.              Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

21.              Non-Assignability

a.       Buyer may at any time, without the consent of but (other than with respect to any Affiliate of Buyer) with prior notice to Seller, sell participations to any Person (other than a natural person or Seller or any Affiliate of Seller) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Program Agreements; provided, that (i) Buyer’s obligations under the Program Agreements shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Program Agreements; and (iv) if the Participant is a market competitor of Seller, Buyer shall notify Seller five (5) Business Days prior to consummation of the participation transaction. Buyer shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register of Participants in accordance with Section 5f.103-1(c) of the United States Treasury Regulations (the “Participant Register”) on which it enters the name and address of each Participant and the percentage or portion of each Participant’s interest in the Purchased Mortgage Loans or other obligations under the Program Agreements; provided, that Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Program Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103 1(c) of the United States Treasury Regulations. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Program Agreement, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Section 10 to the same extent as if it had acquired its interest by assignment pursuant to Section 21(b), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Seller’s prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 15(k), 22 and 28 to the same extent as if it had acquired its interest by assignment pursuant to Section 21(b).

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b.      The Program Agreements are not assignable by Seller. Buyer may from time to time, upon prior written notice to Seller, assign all or a portion of its rights and obligations under this Agreement and the Program Agreements to any Affiliate of Buyer or to any other Person in Buyer’s sole discretion; provided, that Buyer shall maintain, as agent of Seller, for review by Seller upon written request, a register of assignees in accordance with Section 5f.103-1(c) of the Treasury Regulations (the “Assignment Register” and, together with the Participant Register, the “Registers”) and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall be released from its obligations hereunder and under the Program Agreements to the extent of the percentage or portion set forth in the Assignment and Acceptance. Other than in the case of a 100% assignment of Buyer’s rights and obligations under this Agreement and the other Program Agreements, Seller shall continue to take directions solely from, and continue to deal solely and directly with, Buyer. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller, provided such prospective assignee agrees in writing to be bound by the confidentiality and non-circumvention provisions of this Agreement.

c.       The entries in each Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in a Register as the owner of such participation or assignment interest, as applicable, for all purposes of the Program Agreements notwithstanding any notice to the contrary.

22.              Set-off

In addition to any rights now or hereafter granted under the Program Agreements, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Party, to secure repayment of the Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Party, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller or any Affiliate of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set–off against any Obligations or Indebtedness owed by Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, in each case, whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Program Agreements and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Party to or for the credit of Seller, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Party is hereby authorized upon any amount becoming due and payable by Seller to Buyer or any Indemnified Party under the Program Agreements, the Obligations or otherwise, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Party by Seller under the Program Agreements and the Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Party shall have made any demand under the Program Agreements and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller shall be deemed directly indebted to Buyer and the other Indemnified Parties in the full amount of all amounts owing to Buyer and the other Indemnified Party by Seller under the Program Agreements and the Obligations, and Buyer and the other Indemnified Party shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PARTY TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PARTIES UNDER THE PROGRAM AGREEMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

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Buyer or any Indemnified Party shall promptly notify Seller after any such set–off and application made by Buyer or such Indemnified Party; provided, that, the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 22 shall be effective to create a charge or other security interest. This Section 22 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any party is at any time otherwise entitled.

23.              Binding Effect; Governing Law; Jurisdiction

a.       This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

b.      SELLER AND BUYER HEREBY WAIVE TRIAL BY JURY. SELLER AND BUYER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. SELLER AND BUYER HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

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c.       SELLER AND BUYER HEREBY EACH WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS.

d.      SELLER AND BUYER EACH ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 23 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE PROGRAM AGREEMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE PROGRAM AGREEMENTS.

e.       THE PROVISIONS OF THIS SECTION 23 SHALL SURVIVE TERMINATION OF THE PROGRAM AGREEMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

24.              No Express or Implied Waivers; Amendments and Modifications, Etc.

No express or implied waiver of any Event of Default by Buyer shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No amendment, restatement, modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by each of the parties hereto. Without limitation of any of the foregoing, the failure to give a notice pursuant to Section 6(b), Section 16 or otherwise, will not constitute a waiver of any right to do so at a later date.

25.              Intent

a.       Seller and Buyer intend and recognize that (i) each Transaction is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, and (ii) the pledge of the Related Credit Enhancement in Section 34 hereof is intended to constitute a “security agreement or arrangement or other credit enhancement” that is “related to” this Agreement and the Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

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b.      Seller and Buyer intend and recognize that Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code.

26.              Power of Attorney

Seller has authorized and hereby re-authorizes Buyer to file such financing statement or statements relating to the Purchased Mortgage Loans and the related Purchased Assets as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney-in-fact to prepare any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Mortgage Loans and the related Purchased Assets. Upon the occurrence and continuance of an Event of Default, Buyer shall have the right to endorse notes, complete blanks in documents, transfer servicing, providing “good-bye” letters to the Mortgagor, and sign assignments on behalf of Seller as its agent and attorney-in-fact and undertake each other action as more specifically set forth in the power of attorney attached hereto as Exhibit B. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent, and Seller shall at Buyer’s request immediately execute all powers of attorney in favor of Buyer in the form attached hereto as Exhibit B. In addition, Seller shall direct that, pursuant to its execution and delivery of such power of attorney, certain personnel of Buyer may take certain actions on behalf of Seller following the occurrence and during the continuance of an Event of Default, with such direction to survive until all obligations of Seller hereunder are satisfied. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

27.              Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.

28.              Indemnification; Obligations

a.       Seller agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller shall reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s agreements in this Section shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE INDEMNITY IN THIS SECTION 28 EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

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b.      Without limiting the provisions of paragraph (a) of this Section, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion. Seller shall reimburse Buyer for any such costs, including without limitation, per diem interest at the Post Default Rate.

29.              Counterparts

This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature;  (ii) a scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code in effect in any applicable jurisdiction (collectively, the “Signature Law”), in each case to the extent applicable.  Each scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

30.              Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder (including, but not limited to, any vendor exclusionary list or list of approved vendors provided by Seller to Buyer or any of its Affiliates), are proprietary to Buyer and its Affiliates and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller’s direct and indirect Affiliates and subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided, that, no party hereto may disclose the name of or identifying information with respect to any other party hereto or any Affiliate of such party or any pricing terms (including, without limitation, the Pricing Rate, and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the other parties hereto.

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31.              Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller to the extent related solely to the obligations under the Program Agreements and the Purchased Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Purchased Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Purchased Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option and sole expense, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker Price Opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan, which such information may be used by Buyer to calculate the Asset Margin Base. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 31.

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32.              Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 hereto are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Agreement and the other Program Agreements.

33.              Documents Mutually Drafted

Seller and Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

34.              Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed loans, Seller hereby pledges to Buyer as security for performance by Seller of its obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Assets (collectively, including the pledge of the Servicing Rights, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s Obligations to Buyer hereunder. Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, Seller hereby authorizes Buyer to file financing statements relating to the Purchased Assets, as Buyer may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

35.              Further Assurances

Seller shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems reasonably necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks. The parties shall execute, acknowledge, and deliver such instruments, and take such acts, as reasonably necessary to effectuate the transactions contemplated herein.

36.              Physical Possession of Records and Files relating to the Purchased Assets

Buyer shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller.

37.              Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

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38.              Effect of Benchmark Transition Event

Notwithstanding anything to the contrary herein or in any other Program Agreement:

a.       Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is based on LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Program Agreement. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

b.      Replacing Future Benchmarks.

(i)                 Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by Buyer that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement selected under clause (2) of the definition of Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Program Agreement in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Principal Agreement; provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless Buyer determines that neither of such alternative rates is available.

(ii)              On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Program Agreement in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Program Agreement.

c.       Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Program Agreement.

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d.      Notices; Standards for Decisions and Determinations. Buyer will promptly notify the Seller of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Section 38, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 38, and, in all cases, with a view to maintaining reasonable equivalency of the Pricing Period prior to the Benchmark Transition Event and the interest rate following the replacement of LIBOR with the Benchmark Replacement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CHURCHILL MRA FUNDING I LLC,
as Buyer

By:____________________________

Name:

Title:

[signatures continue on the following page]

[Sachem – Master Repurchase Agreement and Securities Contract]

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Sachem Capital Corp.,
as Seller

By:_____________________________

Name: John L. Villano

Title: Chief Executive Officer

[end of signatures]

[Sachem – Master Repurchase Agreement and Securities Contract]

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SCHEDULE 1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS

At all times a Mortgage Loan is subject to a Transaction, Seller hereby represents and warrants to Buyer that, with respect to each Purchased Mortgage Loan:

(a)               Payments Current. All payments required to be made up to the related Purchase Date for the Mortgage Loan under the terms of the Mortgage Note and each other related Loan Document have been made and credited. No payment under the Mortgage Loan has been delinquent at any time since the Origination Date of the Mortgage Loan by more than sixty (60) days. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its due date or within sixty (60) days thereof, all in accordance with the terms of the related Mortgage Note.

(b)               No Outstanding Charges. Except for Permitted Encumbrances, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents, in each case, which may become a Lien on the related Mortgaged Property, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and has been assessed but is not yet delinquent; provided, however, property taxes which have not become more than one (1) year delinquent shall be considered a Permitted Encumbrance. Any outstanding charge that would not reasonably be expected to have a material adverse effect on the Mortgaged Property shall be considered a Permitted Encumbrance. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan.

(c)               Original Terms Unmodified. Since the Origination Date, the terms of the Mortgage Note, Mortgage and each other related Loan Document have not been impaired, waived, altered or modified in any respect except by a written instrument which has been recorded, if necessary to protect the interests of Buyer (unless waived by Buyer), and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part. The related Mortgage, Mortgage Note and each other related Loan Document contain the entire agreement of the parties and all of the obligations of Seller under the related Purchased Mortgage Loan.

(d)               No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, the operation of any of the terms of the Mortgage Note, the Mortgage or any other related Loan Document, or the exercise of any right thereunder, will not render either the Mortgage Note, the Mortgage or any other related Loan Document unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted in writing with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding on the Origination Date of the Mortgage Loan. Seller has no knowledge and has not received any notice that any Mortgagor in respect of the Mortgage Loan is presently a debtor in any state or federal bankruptcy or insolvency proceeding.

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(e)               Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the related Origination Date consistent with the Underwriting Guidelines, against other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) the replacement value of the Mortgaged Property or (ii) the outstanding principal balance of the Purchased Mortgage Loan. If any portion of the Mortgaged Property (other than a Mortgaged Property located in the State of California) is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and, to the extent such agreement is commercially available from the related insurer, may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by Seller. Seller has not received notice that the required premiums on such insurance policy have not been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(f)                Compliance with Applicable Laws. (i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects and (ii) the consummation of the transactions contemplated hereby will not involve the violation by Seller of any such laws or regulations.

(g)               No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

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(h)               Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State and consists of a single parcel (or adjacent parcels consisting of the entire applicable real property) of real property with a detached single family residence erected thereon (or, in the event of new construction, to be erected thereon), a two- to four-family dwelling, including condominium units, townhomes, a multi-family Mortgaged Property, or a mixed-use Mortgaged Property for which more than 75% of the square footage is designated for residential purposes (including, in each case, newly constructed Mortgaged Properties). While the Mortgage Loan is subject to a Transaction, no portion of the related Mortgaged Property shall be used (i) as the Mortgagor’s primary residential or in any other manner that would cause the Mortgaged Property to be considered an owner-occupied Mortgaged Property or (ii) for any other personal or household purposes by Mortgagor.

(i)                 Valid First Lien. The Mortgage is a valid, subsisting, enforceable and, upon recordation, perfected first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, subject only to Permitted Encumbrances. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein (subject to Permitted Encumbrances) and Seller has full right to pledge and assign the same to Buyer.

(j)                 Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. To Seller’s knowledge, all parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, or to Seller’s knowledge, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(k)               Full Disbursement of Proceeds. Except with respect to any Mortgagor escrows or holdbacks with respect to Construction Escrow Mortgage Loans which are established pursuant to the terms of the related Loan Documents and conform in all material respects to the applicable requirements of the Mortgagor’s Underwriting Guidelines, there is no further requirement for future advances under the Mortgage Loan and any and all requirements as to disbursements of any escrow or holdback funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note, Mortgage or any other related Loan Document.

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(l)                 Ownership. Seller has full right to sell the Mortgage Loan to Buyer free and clear of any Lien, except for Permitted Encumbrances, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any Lien, except any such security interest created pursuant to the terms of this Agreement.

(m)             Doing Business. Seller is (or, during the period in which they held and disposed of such interest, were) (i) in material compliance with all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) to the extent required under the laws of such state, either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n)               Title Insurance. The Mortgage Loan is covered by either (i) an irrevocable title commitment, or an attorney’s opinion of title and abstract of title, each of which must be in form and substance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Buyer and each such title insurance policy is issued by a title insurer acceptable to Buyer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, subject only to the Permitted Encumbrances. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy (or commitment pending receipt of final policy) affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy (or commitment pending receipt of final policy) does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading to the extent a survey has been obtained. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

Sch 1 - 4

(o)               No Defaults. (i) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note or any other related Loan Document, and (ii) no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration that could reasonably be expected to have a Material Adverse Effect on the Mortgaged Property. Except as otherwise set forth in the preceding sentence, Seller has not waived any default, breach, violation or event of acceleration under the Mortgage Note or any other related Loan Document.

(p)               No Mechanics’ Liens. To Seller’s knowledge, except for Permitted Encumbrances, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(q)               Location of Improvements; No Encroachments. Except for Permitted Encumbrances, all improvements which were considered in determining the Evaluation/Appraisal Value or the Broker Price Opinion Value, as applicable, of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(r)                Payment Terms. Principal, to the extent applicable under the related Mortgage Loan, and interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. Interest on the Mortgage Note is payable on the first day of each month, with interest calculated and payable in advance or arrears, as applicable. Principal on the Mortgage Note is payable on the earlier of the maturity date of such Mortgage Note and the date on which the indebtedness thereunder becomes immediately due and payable thereunder. The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note. The related Mortgagor may request advances up to the Loan Amount as set forth in the related Loan Documents. Each Purchased Mortgage Loan will amortize or mature within twenty-four (24) months from the related Origination Date. The Mortgage Note does not permit Negative Amortization.

(s)                Customary Provisions. The Mortgage Note and the related Loan Agreement, if any, each has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, in each case subject to applicable law. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures and subject to applicable law, the holder of the Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

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(t)                 Occupancy of the Mortgaged Property. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate, in each case other than such violations or failures to conform that are intended to be remedied as part of the renovation/rehabilitation of the Mortgaged Property. The Mortgagor does not intend to occupy the Mortgaged Property. In connection with the origination of the Mortgage Loan, the related Mortgagor represented to Seller that such Mortgaged Property is non-owner occupied.

(u)               No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage referred to in clause (i) above or other collateral specified in the related Loan Documents.

(v)               Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(w)             Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and, to Seller’s knowledge, is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(x)               [Reserved].

(y)               Due-On-Sale. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(z)               Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.

(aa)            Mortgaged Property Condition. To the best of Seller’s knowledge, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(bb)           Collection Practices; Escrow Deposits. The origination and collection practices used by the related Approved Originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Seller. All Escrow Payments, if any, have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage, the Mortgage Note or any related Loan Document. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

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(cc)            Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(dd)           Evaluation/Appraisal. The Mortgage File with respect to such Purchased Mortgage Loan contains an Evaluation/Appraisal of the related Mortgaged Property made and signed, prior to the advance of funds for such Purchased Mortgage Loan, by an Evaluation/Appraisal Vendor (a) who, at the time of such Evaluation/Appraisal, met the requirements of Seller’s Evaluation/Appraisal policy (unless manifestly inappropriate to the Purchased Mortgage Loan) and (b) who satisfied (and which Evaluation/Appraisal was conducted in accordance with) all applicable federal and state laws and regulations in effect at the time of such Evaluation/Appraisal and procedures. To Seller’s knowledge, such Evaluation/Appraisal Vendor was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such Evaluation/Appraisal Vendor’s compensation was not affected by the approval or disapproval of such Purchased Mortgage Loan. The Evaluation/Appraisal with respect to such Purchased Mortgage Loan was made within the ninety (90) day period prior to the Purchase Date of such Purchased Mortgage Loan. The Mortgage File with respect to such Purchased Mortgage Loan contains either an appraisal or an evaluation (if the original principal balance of the related Purchased Mortgage Loan is less than $250,000) of the related Mortgaged Property, in each case in form and substance satisfactory to Buyer and that satisfies the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, all as in effect on the Origination Date of the Purchased Mortgage Loan.

(ee)            Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law in connection with the origination of such Mortgage Loan.

(ff)              No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(gg)           Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(hh)           No Exception. The Custodian has not noted any material exceptions on a Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(ii)              Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

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(jj)              Documents Genuine. Such Purchased Mortgage Loan and all accompanying Collateral Documents (including without limitation the related Loan Documents) are complete and authentic and all signatures thereon are genuine.

(kk)           Description. Each Purchased Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and Buyer.

(ll)              Located in U.S. No collateral (including, without limitation, the related Mortgaged Property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(mm)      Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans.

(nn)           LTV; CLTV; LTC. The LTV or CLTV, as applicable, of any Purchased Mortgage Loan at origination was not more than 95%, except as otherwise approved by Buyer in writing. If the related Mortgaged Property was acquired within six (6) months prior to the related Origination Date, the LTC of such Purchased Mortgage Loan at origination was not more than 95%, except as otherwise approved by Buyer in writing.

(oo)           Single Original Mortgage Note. There is only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

(pp)           Environmental Matters. To Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances in violation of any local, state or federal environmental law, and to Seller’s knowledge, there exists no violation of any local, state or federal environmental law, rule or regulation. To Seller’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is alleged to have been violated.

(qq)           Insurance. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans and all such insurance policies apply to the assignees of the Seller.

(rr)              Flood Certification. Except with respect to Mortgage Loans where the Mortgaged Property is located in the State of California, Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to Buyer.

(ss)             Accuracy of Information. The information set forth in the Mortgage Loan Schedule related to each Purchased Mortgage Loan is true and correct in all material respects as of the Purchase Date and contains all information required by the Agreement to be contained therein.

Sch 1 - 8

(tt)              Single Premium Credit Insurance. No Mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related Mortgage Loan.

(uu)           Patriot Act. The applicable Approved Originator has complied with all applicable anti money laundering laws and regulations, including, without limitation, the Patriot Act. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(vv)           Cross-Collateralization. Except as otherwise approved by Buyer in writing, no Purchased Mortgage Loan is cross-collateralized or cross-defaulted with any other loan, except any Mortgage Loan that is a Purchased Mortgage Loan.

Sch 1 - 9

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES:

Sachem Capital Corp.

698 Main Street

Branford, Connecticut 06405

Attention: John L. Villano

Email: JLV@sachemcapitalcorp.com

Sch 2- 1

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for Seller under this Agreement:

By:________________________________________	By:______________________________________________	By:________________________________________
Name: John L. Villano	Name: Peter Giannotti	Name: Nicholas M. Marcello
Title: Chief Executive Officer	Title: Secretary and Corporate Counsel	Title: Director of Finance

Sch 2 - 2

BUYER NOTICES:

Churchill MRA Funding I LLC

7 Mercer St., Floor 2

New York, NY 10013

Attention: Derrick Land

Email: dl@churchillre.com

With a copy to:

Churchill MRA Funding I LLC

7 Mercer St., Floor 2

New York, NY 10013

Attention: Portfolio Management

Email: portfoliomanagement@churchillre.com

Sch 2 - 3

BUYER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for Buyer under this Agreement:

By:_________________________________________	By:____________________________________________	By:_____________________________________________
Name:	Name:	Name:
Title:	Title:	Title:

Sch 2 - 4

EXHIBIT A

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

[______] [_____], 20[__]

Churchill MRA Funding I LLC

7 Mercer St., Floor 2

New York, NY 10013

Attention: Derrick Land

Email: dl@churchillre.com

Re:	Master Repurchase Agreement and Securities Contract, dated as of July 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Churchill MRA Funding I LLC, as buyer (“Buyer”) and Sachem Capital Corp., as seller (“Seller”)

This Officer’s Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Officer’s Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am a duly appointed Responsible Officer of Seller.

2.       All of the financial statements, calculations and other information set forth in this Officer’s Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof.

3.       I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Seller during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

4.       The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Officer’s Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

5.       Attached as Exhibit 1 hereto are the financial statements referred to in Section 13(z) of the Agreement, which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of the Seller and the consolidated results of its operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

Exh A - 1

6.       Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in the Additional Covenants and Conditions, each for the immediately preceding fiscal quarter.

7.       To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Officer’s Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Program Agreements to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes a Default or an Event of Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

8.       Described below are the exceptions, if any, to the above paragraphs, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which Seller or any Affiliate has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Officer’s Compliance Certificate, are made and delivered as of [____], 20[__].

_____________________________________
Name:
Title:

Exhibit 1: Financial Statements

Exhibit 2: Financial Covenant Compliance Calculations

Exh A - 2

EXHIBIT B

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Sachem Capital Corp. (“Seller”) hereby irrevocably constitutes and appoints Churchill MRA Funding I LLC (“Buyer”) and any officer or director of Buyer, in connection with the Master Repurchase Agreement and Securities Contract, dated as of July 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Seller and Buyer, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority, in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion upon the occurrence and continuance of an Event of Default, to: (1) execute, witness, attest and deliver, on behalf of Seller, (a) all mortgage documents reasonably necessary or appropriate to properly effect the transfer of the Purchased Mortgage Loans from Seller to Buyer, (b) all release or satisfaction documents reasonably necessary or appropriate to properly effect the release or satisfaction of mortgages, deeds of trust or other similar security instruments with respect to the Purchased Mortgage Loans, and (c) all documents reasonably necessary to correct or otherwise remedy any errors or deficiencies contained in any documents contemplated by part (a) above; (2) take any action to carry out the transfer of servicing or management with respect to the Purchased Mortgage Loans to a successor servicer or manager appointed by Buyer in its sole discretion, in the name of Seller or its own name, or otherwise, and prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Purchased Mortgage Loans, transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion, and (3) preserve any rights of Buyer under the Agreement and any other agreement related to the transactions contemplated thereby, and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such reservation of rights.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

Nothing herein shall give any attorney-in-fact the rights or powers to negotiate or settle any suit, counterclaim or action against Seller. If Buyer receives any notice of suit, litigation or proceeding in the name of Seller, then Buyer shall promptly forward a copy of same to Seller.

If any provisions of this Power of Attorney shall be held invalid, illegal, or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby. This Power of Attorney is entered into and shall be governed by and construed by the laws of the State of New York without regard to conflicts of law principles of such state (except for Section 5-1401 of the New York General Obligations Law which shall govern).

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER AND MAY CONCLUSIVELY RELY UPON BUYER’S NOTICE OF THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT WITHOUT INDEPENDENT VERIFICATION OR INVESTIGATION, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT PRIOR TO THE RECEIPT OF SUCH NOTICE.

[acknowledgement appears on the following page]

Exh B - 1

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ____ day of ________________, 20__.

SACHEM CAPITAL CORP.

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

   A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF ________________________________ )

)       ss.:

COUNTY OF ______________________________ )

On the ____ day of _______________, 20__, before me, a Notary Public in and for said State, personally appeared before me _______________________________________, the ___________________ of [_____], personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the same the entity upon whose behalf the person acted executed such instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_________________________________________

Notary Public

My Commission expires __________________

Exh B - 2

EXHIBIT C

APPROVED ORIGINATORS

Exh C - 1